Clark Khayat Chief Financial Officer Chris Gorman Chairman and Chief Executive Officer Goldman Sachs 2023 U.S. Financial Services Conference Exhibit 99.1

Forward-looking Statements and Additional Information This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. 2

Positioned for Long-term Growth and Returns

Focusing on sound, profitable growth and delivering value to all of our stakeholders

Fundamental Strengths and Priorities

Strengthening and optimizing our balance sheet

- Focusing on relationships and primacy; driving quality deposits along with strong funding and liquidity
- Positioning Key to meet new capital requirements under proposed Basel III Endgame framework

Focusing on revenue opportunities and managing expenses

- Well-defined net interest income opportunity
- Business model positions Key to strategically use its balance sheet and capitalize on its strong fee-based businesses
- Simplifying and streamlining the business to improve efficiency and support ongoing investments

Maintaining sound credit quality and risk management practices

- Disciplined underwriting; net charge-offs below long-term targeted range
- Differentiated ability to distribute risk through broad set of capital markets solutions

Well-positioned for the future

- Positive inflection point for net interest margin
- Significant opportunity as capital markets normalize
- Disciplined expense management while continuing to invest; expect relatively stable expenses in 2024
- Strong capital position supports long-term growth

9.8%	~$10Bn	~$1Bn	~40%	24bps
3Q23 CET1, up 50 basis points from prior quarter	Expected reduction in RWAs by year-end 2023	Expected annualized net interest income benefit by 1Q25[(1)]	Of revenue from fee income; clear competitive advantage	3Q23 NCO Ratio; well below long-term target of 40-60bps through cycle

(1) Assumes the forward curve as of 9/30/2023 and maturities to occur on the last day of each quarter

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Appendix

Average Balance Sheet Loans: down 1% - 3% Deposits: relatively stable Loans: up 6% - 9% Deposits: flat to down 2% Net Interest Income (TE) Net interest income: relatively stable Net interest income: down 12% - 14% Noninterest Income Noninterest income: down 5% - 8% (prior guidance: up 1% - 3%) Noninterest income: down 7% - 9% Noninterest Expense Noninterest expense: relatively stable(1) Noninterest expense: relatively stable(1) Credit Quality Net charge-offs to average loans: 25 – 35 bps (4Q23) Net charge-offs to average loans: 25 – 30 bps (FY2023) Taxes GAAP tax rate: 18% - 19% (4Q23) GAAP tax rate: 18% - 19% (FY2023) Long-term Targets Positive operating leverage Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps ROTCE: 16% - 19% Cash efficiency ratio: 54% - 56% Note: Guidance range: relatively stable: +/- 2% Note: Assumes market forwards as of September 30, 2023 (1) The noninterest expense guidance excludes the finalized FDIC special assessment related to recovering the cost of the closures of Silicon Valley Bank and Signature Bank of approximately $190MM, efficiency related expenses, and an expected pension settlement charge Outlook 4Q23 (vs. 3Q23) FY2023 (vs. FY2022) 5 Guidance as of 12/4/2023